Exhibit 99.2

SLINGER BAG INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial statements are based on Slinger Bag Inc.’s (the “Company”) historical consolidated financial statements and the historical consolidated financial statements of PlaySight Interactive Ltd. (“PlaySight”) as adjusted to give effect to the Company’s acquisition of PlaySight.

PlaySight’s business involves sports video technology, data capture, high performance analytics and automated video production. PlaySight will also bring a growing, recurring revenue stream of sports clients and content subscribers to the Company.

The acquisition of PlaySight closed on February 16, 2022, at which time the Company formally launched its Watch, Play, Learn strategy pursuant to which it will endeavor to build a connected sports technology business based on (i) ball launchers across a range of sports, (ii) content, streaming and data (through PlaySight technology), (iii) performance, artificial intelligence, data and content (through Gameface technology) and SaaS applications (through Foundation Sports technology).

The unaudited pro forma condensed combined statements of operations for the nine months ended January 31, 2022 and the 12 months ended April 30, 2021 give effect to the acquisition as if it had occurred on May 1, 2020. The unaudited pro forma condensed combined balance sheet as of January 31, 2022 gives effect to this acquisition as if it had occurred on January 31, 2022. The unaudited pro forma condensed combined financial statements were derived from the following historical information:

●	The Company’s unaudited balance sheet and unaudited statement of operations as of and for the nine months ended January 31, 2022 and its audited statement of operations for the fiscal year ended April 30, 2021; and
●	PlaySight’s unaudited balance sheet and unaudited statement of operations as of and for the nine months ended December 31, 2021 and its unaudited statement of operations for the twelve months ended March 31, 2021 (these PlaySight financials were derived from the PlaySight audited year end financials of the company as of December 31, 2021 and 2020 and adjusted to reflect unaudited quarterly financial information in order to more closely align PlaySight’s year end with the Company’s April 30, 2021 year end).

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q, and PlaySight’s historical financial information included elsewhere in this 8-K.

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Unaudited Pro Forma Condensed Combined Balance Sheet

As of January 31, 2022

(in thousands)

	Slinger	PlaySight	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets

Current assets
Cash and cash equivalents	$1,082	$709	$-		$1,791
Accounts receivable, net	1,209	206	-		1,415
Inventories, net	8,670	499	-		9,169
Prepaid inventory	1,778	-	-		1,778
Loan and interest receivable	2,355	-	(2,355)	(a)	-
Prepaid expenses and other current assets	101	1,504	(901)	(a)	704
Total current assets	15,195	2,918	(3,256)		14,857

Goodwill	1,240	-	34,958	(b)	36,198
Other intangible assets, net	2,200	-	16,490	(c)	18,690
Finished products used in operations, net	-	4,657	-		4,657
Other non-current assets	-	667	-		667
Total assets	$18,635	$8,242	$48,192		$75,069

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable and accrued expenses	$7,943	$1,495	$-		$9,438
Accrued payroll and bonuses	1,613	1,308	-		2,921
Deferred revenue	18	2,299	180	(d)	2,497
Accrued interest - related party	850	-	-		850
Notes payable - related party	2,000	-	-		2,000
Convertible notes payable, net	7,578	-	-		7,578
Derivative liabilities	8,926	-	-		8,926
Contingent consideration	-	-	6,951	(e)	6,951
Other current liabilities	-	635	(328)	(f)	307
Total current liabilities	28,928	5,737	6,803		41,468

Long-term liabilities
Convertible loans	-	12,407	(12,407)	(f)	-
Long-term deferred revenue	-	1,309	-		1,309
Other long-term liabilities	-	811	(801)	(f)	10
Total liabilities	28,928	20,264	(6,405)		42,787

Convertible preferred shares	-	30,761	(30,761)	(f)	-

Total shareholders’ equity	(10,293)	(42,783)	85,358	(g)	32,282

Total liabilities and shareholders’ equity	$18,635	$8,242	$48,192		$75,069

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Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended January 31, 2022

(in thousands, except per share information)

	Slinger	PlaySight	Pro Forma Adjustments	Notes	Pro Forma Combined

Net sales	$12,140	$4,389	$-		$16,529
Cost of sales	8,303	3,634	-		11,937
Gross income	3,837	755	-		4,592

Operating expenses:
Selling and marketing expenses	2,515	1,557	-		4,072
General and administrative expenses	41,535	645	1,148	(h)	43,328
Research and development costs	553	2,109	-		2,662
Total operating expenses	44,603	4,311	1,148		50,062
Loss from operations	(40,766)	(3,556)	(1,148)		(45,470)

Other expense (income):
Amortization of debt discounts	5,400	-	-		5,400
Loss on extinguishment of debt	7,097	-	-		7,097
Gain on change in fair value of derivatives	(15,075)	-	-		(15,075)
Loss on issuance of convertible notes	5,889	-	-		5,889
Interest expense - related party	107	-	-		107
Interest expense (income), net	447	(9,197)	-		(8,750)
Total other expense (income)	3,865	(9,197)	-		(5,332)
(Loss) gain before income taxes	(44,631)	5,641	(1,148)		(40,138)
Benefit for income taxes	-	-	-		-
Net (loss) income	(44,631)	5,641	(1,148)		(40,138)

Other comprehensive loss, net of tax
Foreign currency translation adjustments	(27)	-	-		(27)
Total other comprehensive loss, net of tax	(27)	-	-		(27)
Comprehensive (loss) income	$(44,658)	$5,641	$(1,148)		$(40,165)

Net loss per share, basic and diluted	$(1.19)				$(0.64)
Weighted average number of common shares outstanding, basic and diluted	37,360,953		25,379,683	(i)	62,740,636

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Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended April 30, 2021

(in thousands, except per share information)

	Slinger	PlaySight	Pro Forma Adjustments	Notes	Pro Forma Combined

Net sales	$10,804	$5,563	$-		$16,367
Cost of sales	7,680	3,602	-		11,282
Gross income	3,124	1,961	-		5,085

Operating expenses:
Selling and marketing expenses	1,761	2,187	-		3,948
General and administrative expenses	4,750	1,175	2,631	(h)	8,556
Research and development costs	339	2,254	-		2,593
Total operating expenses	6,850	5,616	2,631		15,097
Loss from operations	(3,726)	(3,655)	(2,631)		(10,012)

Other expense (income):
Amortization of debt discounts	377	-	-		377
Loss on extinguishment of debt	3,030	-	-		3,030
Induced conversion loss	51	-	-		51
Gain on change in fair value of derivatives	(1,940)	-	-		(1,940)
Interest expense - related party	609	-	-		609
Interest expense, net	12,741	5,156	-		17,897
Total other expense	14,868	5,156	-		20,024
Loss before income taxes	(18,594)	(8,811)	(2,631)		(30,036)
Benefit for income taxes	-	-	-		-
Net loss	(18,594)	(8,811)	(2,631)		(30,036)

Other comprehensive loss, net of tax
Foreign currency translation adjustments	(15)	-	-		(15)
Total other comprehensive loss, net of tax	(15)	-	-		(15)
Comprehensive loss	$(18,609)	$(8,811)	$(2,631)		$(30,051)

Net loss per share, basic and diluted	$(0.70)				$(0.58)
Weighted average number of common shares outstanding, basic and diluted	26,723,038		25,379,683	(i)	52,102,721

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Note 1 — Basis of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination will be accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of PlaySight’s assets acquired and liabilities assumed and will conform the accounting policies of the acquisition to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

Note 2 — Preliminary purchase price allocation

The Company has performed a preliminary valuation analysis of the fair market value of PlaySight’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the assumed acquisition date (in thousands):

PlaySight
Cash and cash equivalents	$709
Accounts receivable, net	206
Inventories, net	499
Prepaid expenses and other current assets	603
Goodwill	34,958
Other intangible assets	16,490
Finished products used in operations, net	4,657
Other non-current assets	667
Accounts payable and accrued expenses	(1,495)
Accrued payroll and bonuses	(1,308)
Deferred revenue	(2,479)
Contingent consideration	(6,951)
Other current liabilities	(307)
Long-term deferred revenue	(1,309)
Other non-current liabilities	(10)
Total consideration	$44,930

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statements of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in allocations to intangible assets such as trade names, internally developed software and customer relationships as well as goodwill and (2) other changes to assets and liabilities.

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Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

(a)	Represents the loan from the Company to PlaySight and the PlaySight closing costs that the Company agreed to fund that will reduce the number of shares issued as part of the purchase price.

(b)	Reflects adjustment to record goodwill associated with the PlaySight acquisition as shown in Note 2.

(c)	Reflects adjustment to record intangible assets associated with the PlaySight acquisition as shown in Note 2. As part of the preliminary valuation analysis, the Company identified intangible assets, including trade names, internally developed software and customer relationships.

The following table summarizes the estimated fair values of the PlaySight acquisition’s identifiable intangible assets (in thousands) and their estimated useful lives:

	Estimated useful life (in years)	PlaySight
Trade name	12	$5,230
Internally developed software	4	7,680
Customer relationships	13	3,580
Total		$16,490

(d)	Represents the estimated adjustment to increase the assumed deferred revenue obligations to fair value. The calculation of fair value is preliminary and subject to change. The fair value was determined based on the estimated costs to fulfill the remaining extended contract obligations plus a normal profit margin.
(e)	Represents the fair value of the earn out shares related to the consummation of the PlaySight acquisition.
(f)	Represents the loans and convertible preferred shares of PlaySight that will be converted to equity upon the completion of the acquisition.
(g)	Represents the elimination of the historical equity of PlaySight and the issuance of common shares to finance the acquisition.
(h)	Represents the amortization expense of PlaySight’s identifiable intangible assets as noted in (c) above, which is partially offset by $825 in legal and professional fees for the Company during the nine months ended January 31, 2021 related to the transaction.
(i)	Represents the increase in weighted average shares in connection with the issuance of common shares of the Company as part of the PlaySight acquisition.

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